Exhibit 23.03
Financo Securities llc
535 MADISON AVENUE, NEW YORK, NY 10022
TEL: (212) 593-9000                    FAX: (212) 593-0309
March 11, 2010
Board of Directors
BPW Acquisition Corp.
767 Fifth Avenue
New York, NY 10153
Dear Sirs:
Consent of Financo Securities, LLC
Reference is made to the Prospectus forming a part of the Registration Statement of The Talbots, Inc. on Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission on the date hereof. We hereby consent to all references to our firm therein. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

FINANCO SECURITIES, LLC

By:	/s/ William Susman

William Susman
Managing Director